UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 31, 2019

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55456 (Commission File Number)	46-3914127 (I.R.S. Employer Identification No.)

9002 Technology Lane, Fishers Indiana, 46038
(Address of principal executive offices)

(317) 855-9926
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On July 31, 2019, American Resources Corporation (ARC) entered into a binding term sheet for the proposed acquisition of certain assets of Blackjewel, L.L.C., Blackjewel Holdings L.L.C., Revelation Energy, LLC, and their subsidiaries (collectively, “Blackjewel”) that are debtors under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of West Virginia (Case Number 19-bk-30289). The terms of the proposed transaction, attached hereto as Exhibit 99.1, are for American Resources Corporation to purchase the majority of Blackjewel’s assets generally known by Blackjewel and its parties as the “Eastern” assets (excluding the sub-set of the Eastern assets generally known as the “Pax assets”). The consideration for the Eastern assets, American Resources would pay (i) One Hundred Dollard ($100.00) cash at closing, (ii) up to Eight Million Dollars ($8,000,000) cash in the form of a Royalty Payment, and (iii) assume the Eastern asset’s assumed obligations.

Item 9.01                      Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

ExhibitNo.	Description
99.1	Proposed Term Sheet by ARC for certain Blackjewel assets in the Chapter 11 bankruptcy proceedings in the United States Bankruptcy Court for the District of West Virginia

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: August 6, 2019	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer